                                                              Exhibit 99.(d)(1)

                           STRATEGIC PARTNERS SERIES
                    Strategic Partners Focused Growth Fund
                             Management Agreement
                             --------------------

         Agreement made this 15th day of March, 2000, between Strategic Partners Series (the Trust), a Delaware business trust, on behalf of its series, Strategic Partners Focused Growth Fund (the Fund), and Prudential Investments Fund Management LLC, a New York limited liability company (the Manager).

                              W I T N E S S E T H

         WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

         WHEREAS, the Trust desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Fund and the Fund also desires to avail itself of the facilities available to the Manager with respect to the administration of its day to day business affairs, and the Manager is willing to render such investment advisory and administrative services;

         NOW, THEREFORE, the parties agree as follows:

         1. The Trust hereby appoints the Manager to act as manager of the Fund and administrator of its business affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. The

Manager is authorized to enter into agreements with: (i) Alliance Capital Management, L.P. (Alliance or the Subadviser) pursuant to which Alliance shall furnish to the Fund the investment advisory services in connection with the management of a portion of the Fund (the Subadvisory Agreement), and (ii) The Prudential Investment Corporation (PIC or the Sub-Manager) pursuant to which PIC shall furnish to the Fund certain advisory and recordkeeping services with respect to the portion of the Fund to be advised by Jennison Associates LLC (the Sub-Management Agreement). The Manager will continue to have responsibility for all investment advisory services furnished pursuant to the Subadvisory Agreement.

         2. Subject to the supervision of the Board of Trustees of the Trust, the Manager shall administer the Fund's business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities and, subject to
Section 1 hereof and the Subadvisory Agreement, the Manager shall manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objective, policies and restrictions as stated in the Prospectus (hereinafter defined) and subject to the following understandings:

         (a) The Manager shall provide supervision of the Fund's investments and/or determine from time to time what investments or securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

         (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and the Prospectus (as each of the foregoing is hereinafter defined) of the Fund and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

         (c) The Manager shall determine the securities and futures contracts to be purchased or sold by the Fund and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and the Fund's Prospectus (hereinafter defined) or as the Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that Prudential Securities Incorporated may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants and that such brokers may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Fund to brokers or futures commission merchants who provide such research and analysis, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such broker or futures commission merchant may be useful to the Manager in connection with its services to other clients.

         On occasions when the Manager deems the purchase or sale of a security or a futures contract to be in the best interest of the Fund as well as other clients of the Manager, the Sub-Manager or the Subadviser, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

         (d) The Manager shall maintain all books and records with respect to the Fund's portfolio transactions and shall render to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request.

         (e) The Manager shall be responsible for the financial and accounting records to be maintained by the Fund (including those being maintained by the Trust's Custodian).

         (f) The Manager shall provide to the Trust's Custodian on each business day information relating to all transactions concerning the Fund's assets.

         (g) The investment management services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

         3. The Trust has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

         (a) Declaration of Trust of the Trust, as filed with the Secretary of State of Delaware (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, are herein called the "Declaration of Trust");

         (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

         (c) Certified resolutions of the Board of Trustees of the Trust authorizing the appointment of the Manager and approving the form of this agreement;

         (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the Securities and Exchange Commission (the Commission) relating to the Trust, including the Fund and its shares, and all amendments thereto;

         (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

         (f) Prospectus of the Fund (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus").

         4. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Manager.

         5. The Manager shall keep the Fund's books and records required to be maintained by it pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for the Fund are the property of the Fund and it will surrender promptly to the Fund any such records upon the Fund's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.

         6. During the term of this Agreement, the Manager shall pay the following expenses:

         (i) the salaries and expenses of all personnel of the Fund and the Manager except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Fund's Sub-Manager or Subadviser,

         (ii) all expenses incurred by the Manager or by the Fund in connection with managing the ordinary course of the Fund's business other than those assumed by the Fund herein, and

         (iii) the fees payable to Alliance pursuant to the Subadvisory Agreement and fees payable to PIC pursuant to the Sub-Management Agreement.

    The Fund assumes and will pay the expenses described below:

         (a) the fees and expenses incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets,

         (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Fund's Sub-Manager or Subadviser,

         (c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Fund and the providing of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Fund pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing of the shares of the Fund, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Board of Trustees of the Trust, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities,

         (d) the fees and expenses of the Trust's Transfer and Dividend Disbursing Agent, which may be the Custodian, that relate to the maintenance of each shareholder account,

         (e) the charges and expenses of legal counsel and independent accountants for the Fund,

         (f) brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities and futures transactions,

         (g) all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies,

         (h) the fees of any trade associations of which the Fund may be a member,

         (i) the cost of typesetting and printing stock certificates representing shares of the Fund,

         (j) the cost of fidelity and directors and officers errors and omissions insurance,

         (k) the fees and expenses involved in registering and maintaining registration of the Fund and of its shares with the Securities and Exchange Commission, registering the Fund as a broker or dealer and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and the Fund's prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

         (l) communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders,

         (m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business, and

         (n) any expenses assumed by the Fund pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

With respect to any of the foregoing expenses that are general corporate expenses, the Trust will allocate such expenses among all of its series, including the Strategic Partners Focused Growth Fund, based upon each series' relative net assets.

         7. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Manager as full compensation therefor a fee at an annual rate of .90 of 1% of the Fund's average daily net assets up to $1 billion and .85 of 1% of the Fund's average daily net assets over $1 billion. This fee will be computed daily and will be paid to the Manager monthly.

         8. The Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         10. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager who may also be a Director, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         11. Except as otherwise provided herein or authorized by the Board of Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         12. During the term of this Agreement, the Fund agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Fund will continue to furnish to the Manager copies of any of the above mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery. The Fund shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         13. This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

         14. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (2) to the Trust at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102-4077, Attention:
President.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. The Fund may use any name including the word "Prudential" only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as Manager or any extension, renewal or amendment thereof remain in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that it is advised by, managed by or otherwise connected with the Manager, or any organization which shall have so succeeded to such businesses. In no event shall the Trust use any name including the word "Prudential" if the Manager's function is transferred or assigned to a company of which The Prudential Insurance Company of America does not have control.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                           STRATEGIC PARTNERS SERIES

                               /s/ John R. Strangfeld
                           By: __________________________
                               John R. Strangfeld
                               President

                           PRUDENTIAL INVESTMENTS FUND
                           MANAGEMENT LLC

                               /s/ Robert F. Gunia
                           By: __________________________
                               Robert F. Gunia
                               Executive Vice President